UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Worldwide Strategies Incorporated

(Exact name of registrant as specified in its charter)

Nevada	41-0946897
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3801 East Florida Avenue, Suite 400
Denver, Colorado	80210
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to the General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-129398

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of Worldwide Strategies Incorporated (the “Company”), is set forth under “Description of Securities” in the Company’s Registration Statement on Form SB-2 and the amendments thereto (File No. 333-129398), which was originally filed with the Securities and Exchange Commission on November 2, 2005 (as amended, the “Registration Statement”), including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2.	Exhibits.

Regulation

S-B Number               Document

3.1	Amended and Restated Articles of Incorporation*

3.2	Amended Bylaws*

*             Incorporated by reference to the exhibits to the Registration Statement on Form SB-2, File No. 333-129398, filed on November 2, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WORLWIDE STRATEGIES INCORPORATED
Date: December 14, 2006	By: /s/ W. Earl Somerville Name: W. Earl Somerville Title: Chief Financial Officer